SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  August 31, 1999



                            PP&L RESOURCES, INC.
                            --------------------
           (Exact Name of Registrant as Specified in Its Charter)


          Pennsylvania              1-11459               23-2758192
          ------------              -------               ----------
 (State or other jurisdiction     (Commission            (IRS Employer
       of incorporation)          File Number)        Identification No.)


         Two North Ninth Street, Allentown, Pennsylvania 18101-1179
         ----------------------------------------------------------
                  (Address of principal executive offices)


       Registrant's Telephone Number, including Area Code:  (610) 774-5151
                                                             -------------

 ---------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS
         ------------

         The following text is from a recent company news release relating to PP&L Global's acquisition of additional shares of Empresas Emel S.A.:

              PP&L RESOURCES SUBSIDIARY ACQUIRES ADDITIONAL SHARES
                OF CHILEAN ELECTRICITY DISTRIBUTION COMPANY EMEL
                ------------------------------------------------

         PP&L Global, Inc., the international development subsidiary of PP&L Resources, Inc. (NYSE: PPL), is acquiring approximately 2.7 million additional shares of Empresas Emel S.A., one of Chile's largest electricity distribution companies. The transaction, completed on Tuesday (8/31), brings PP&L Global's ownership of Emel to 85.4 percent.

         Paul T. Champagne, president of PP&L Global, said the company is acquiring the shares from minority shareowners who have been working with a broker to negotiate the sale. Champagne said PP&L Global is paying about $44 million (U.S.) for the additional 18.5 percent of the outstanding shares of Emel.

         "The purchase of these additional shares of Emel is an important continuing step in our commitment to invest in and operate one of the fastest growing electricity distribution companies in this region," said Champagne.

         In July, PP&L Global purchased a 29.4 percent interest in Emel, bringing its ownership to 66.9 percent of the company. PP&L Global purchased those shares from Las Espigas S.A., from Gavilla S.A., from individuals related to the Las Espigas Group and from the minority shareholders. The Las Espigas Group had been PP&L Global's partner in Chile since 1997.

         Emel provides electricity distribution service to about 800,000 customers in Chile, Bolivia and El Salvador. PP&L Global first purchased a 25.2 percent share of Emel in 1997 and added another 12.3 percent in 1998.

         With the acquisition of these additional shares, PP&L Global will have investments and commitments totaling about $2.4 billion in Europe, Latin America and various U.S. locations.

         In addition to Emel, PP&L Global's diversified investments include SWEB, an electricity distribution company in the United Kingdom with 1.2 million customers. PP&L Global is playing an essential role in PP&L Resources' five-year plan to more than double the size of its U.S. electricity generation portfolio to about 20,000 megawatts, which includes the company's upcoming purchase of about 2,600 megawatts of generating capacity in Montana.

         PP&L Resources, Inc. is a Fortune 500 company based in Allentown, Pa. The PP&L Resources family of companies includes PP&L, Inc., which delivers electricity to 1.3 million customers in eastern and central Pennsylvania, generates electricity, and markets wholesale energy in the United States and in Canada; PP&L EnergyPlus Co., LLC, which sells competitively priced energy and energy services to newly deregulated markets; PP&L Global, Inc., which develops electric generation throughout the United States and around the world and has ownership interests in United Kingdom and Latin American companies that distribute electricity to 2 million customers; Penn Fuel Gas, Inc., which sells and distributes natural gas and propane in Pennsylvania and Maryland; and PP&L Spectrum, Inc., Burns Mechanical, Inc., H.T. Lyons, Inc., McCarl's Inc. and McClure Company, which provide energy-management and mechanical contracting and engineering services to businesses.

         See our Internet home page, at www.pplresources.com, for recent news releases and other information about PP&L Resources.

                                SIGNATURES
                                ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PP&L Resources, Inc.


Date: September 3, 1999                   By: /s/ John R. Biggar
                                             ----------------------------
                                             John R. Biggar
                                             Senior Vice President and
                                                Chief Financial Officer